Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert A. Kotick, Brian G. Kelly and Ronald Doornink, and each or any of them, as his or her true and lawful attorney-in-fact and agent (the “Attorney-in-Fact”), with full power of substitution and resubstitution, for such Attorney-in-Fact and in such Attorney-in-Fact’s name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to the registration statements, File Nos. 333-06130, 033-63638, 333-06054, 033-48411, 033-91074, 333-40727, 333-61573, 333-85383, 333-58922, 333-72014, 333-87810, 333-100114, 333-100115, 333-106487 and 333-111131, and to file the same with the Securities and Exchange Commission, granting unto each said Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said Attorney-in-Fact, or such Attorney-in-Fact’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Name	Title	Date
/s/ Robert A. Kotick	Chairman, Chief Executive Officer and Director	February 9, 2005
Robert A. Kotick

/s/ Brian G. Kelly	Co-Chairman and Director	February 9, 2005
Brian G. Kelly

/s/ Ronald Doornink	President, Activision, Inc.; Chief Executive Officer, Activision Publishing, Inc. (Principal Executive Officer)	February 9, 2005
Ronald Doornink

/s/ William J. Chardavoyne	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 9, 2005
William J. Chardavoyne

/s/ Kenneth L. Henderson	Director	February 9, 2005
Kenneth L. Henderson

/s/ Barbara S. Isgur	Director	February 9, 2005
Barbara S. Isgur

/s/ Peter J. Nolan	Director	February 9, 2005
Peter J. Nolan

/s/ Robert J. Corti	Director	February 9, 2005
Robert J. Corti

/s/ Robert J. Morgado	Director	February 9, 2005
Robert J. Morgado